UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2007

SILVERSTAR HOLDINGS, LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	0-27494	N/A
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

Clarendon House, Church Street, Hamilton, HM CX, Bermuda

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (441) 295-1422

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

     On September 17, 2007, Silverstar Holdings, Ltd. (the “Company”) announced a change in its executive management team. In connection with such change, the Company’s current Chief Financial Officer ("CFO"), Clive Kabaztink, resigned from that position, and Lawrence R. Litowitz was engaged as the new CFO. Mr. Kabatzink will continue to serve as the Company’s President and Chief Executive Officer. Additionally, Mr. Kabatznik has retained responsibility as the Company’s Principal Financial and Accounting Officer to complete the Company’s Form 10-K for the year ended June 30, 2007.

     On September 17, 2007, the Company entered into an Employment Letter Agreement (the “Employment Agreement”) with Lawrence R. Litowitz and a Part-Time Permanent Engagement Resources Agreement (the “Resources Agreement” and, collectively with the Employment Agreement, the “Agreements”) with Tatum, LLC (“Tatum”), pursuant to which Mr. Litowitz, a partner of Tatum, was engaged as CFO of the Company. The full text of the Employment Agreement and the Resources Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are incorporated herein by reference. The following discussion provides a summary of the material terms of the Agreements which discussion is qualified in its entirety by reference to the entire text of the Agreements.

      Employment Agreement

     The Employment Agreement provides that Mr. Litowitz shall work approximately three full days per work week for an initial salary of $1,900 per day ("Salary"), of which $1,582.70, or 83.3%, shall be paid directly to Mr. Litowitz and $317.30, or 16.7%, shall be paid directly to Tatum (in accordance with the terms of the Resources Agreement); provided however, that in no event shall Mr. Litowitz and Tatum be paid a Salary in excess of the aggregate amount of $24,166 per calendar month. Any cash bonus to be paid to Mr. Litowitz shall be determined by the Board of Directors of the Company in its sole discretion. After allocation of 20% of any cash bonus payable to Mr. Litowitz to Tatum (in accordance with the terms of the Resources Agreement), Mr. Litowitz will be paid 80% of any cash bonus. In addition, Mr. Litowitz will share with Tatum (in accordance with the terms of the Resources Agreement) 20% of any cash proceeds realized from any equity bonus that Mr. Litowitz may be granted by the Company’s Board of Directors.

     Pursuant to the Employment Agreement, the Company granted Mr. Litowitz 180,000 options (the “Options”) to purchase common stock, par value $.01 per share (the “Common Stock”), of the Company and 5,000 of the Options will vest each month commencing on September 17, 2007. The Options were granted under the Company’s 2007 Stock Incentive Plan. The exercise price for each option is $2.15 (the closing price of the Common Stock on September 17, 2007). At the option of Mr. Litowitz, he may exercise the Options by cashless exercise. The Options have a term of 42 months after September 17, 2007. Upon the occurrence of a Change in Control (as defined in the 2007 Stock Incentive Plan) any unvested options will immediately vest provided that Mr. Litowitz has been employed by the Company for not less than 12 months.

     Mr. Litowitz will remain on his current medical plan and the Company will reimburse Mr. Litowitz for amounts paid by Mr. Litowitz for such medical insurance for himself and (where applicable) his family of up to $40.90 per day of employment by the Company in a calendar month up to a maximum of $900 per calendar month.

     Mr. Litowitz is also entitled to a car allowance equal to $22.73 per day of employment by the Company in a calendar month up to a maximum of $500 per calendar month.

     The Employment Agreement is terminable by either party on 30 days' prior written notice, or immediately for Cause (as defined in the Employment Agreement) or Good Reason (as defined in the Employment Agreement). In the event that the Company elects to terminate Mr. Litowitz without Cause or if Mr. Litowitz elects to terminate the Employment Agreement for Good Reason, in each case prior to September 16, 2008, then Mr. Litowitz will be entitled to receive a payment as severance (“Severance Payment”) equal to three months of the Salary paid to Mr. Litowitz during the three months immediately preceding such termination (a portion of which shall be paid to Tatum in accordance with the Resources Agreement). In the event that the Company elects to terminate Mr. Litowitz without Cause or Mr. Litowitz elects to terminate the Employment Agreement for Good Reason, in each case after September 16, 2008 but prior to September 16, 2010, Mr. Litowitz will be entitled to receive a Severance Payment equal to six months of the Salary paid to Mr. Litowitz during the six months immediately preceding such termination (a portion of which shall be paid to Tatum in accordance with the Resources Agreement).

      Resources Agreement

     The Resources Agreement provides that the Company will pay to Tatum in lieu of Mr. Litowitz, as compensation for the resources Tatum is providing to Mr. Litowitz, 16.7% of Mr. Litowitz Salary during the term of the Resources Agreement and 20% of Mr. Litowitz’s cash bonus during the term of the Resources Agreement. Additionally, Tatum will receive 20% of any cash proceeds realized from any equity bonus that Mr. Litowitz may be granted.

     The Resources Agreement will terminate immediately upon the effective date of termination or expiration of Mr. Litowitz’s employment with the Company or upon Mr. Litowitz ceasing to be a partner of Tatum.

     The Company will have the opportunity to make Mr. Litowitz a full-time permanent member of Company’s management at any time during the term of the Resources Agreement by entering into another agreement with Tatum, the terms of which will be negotiated at such time.

Item 5.02.	Entry into a Material Definitive Agreements.

(a)	Not applicable.

(b)	Resignation of Clive Kabatznik as Chief Financial Officer.

     Effective September 17, 2007, Mr. Kabatznik ceased serving as CFO of the Company although he retained responsibility as the Company’s Principal Financial and Accounting Officer to complete the Company’s Form 10-K for the year ended June 30, 2007. Mr. Kabatznik had served as the Company’s CFO since October 1995. Mr. Kabatznik will continue to serve as the Company’s President and Chief Executive Officer and as a Director.

(c)	Appointment of Lawrence R. Litowitz as Chief Financial Officer.

     On September 18, 2007, the Company announced the appointment of Mr. Litowitz, age 56, as its CFO, which appointment was memorialized by the execution of the Employment Agreement and the Resources Agreement. The information provided under Item 1.01 above provides a summary of the material terms of the Employment Agreement and the Resources Agreement and is incorporated into this Item 5.02 by reference. A copy of the Company's press release announcing Mr. Litowitz’s appointment is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

     During the last five years, Mr. Litowitz has been a Partner/Principal with Tatum. During that period his assignments placed him as the Chief Financial Officer of Birks and Mayors, Inc. (BMJ), Chief Financial Officer of DHB Industries, Inc. (DHBT), Chief Executive Officer of SMP Metal Products, Chief Financial Officer of Campus Management Corp a leading provider of management systems for post secondary educational institutions as well as Ecometry, Inc a leading software provider of order management systems as well as several other consultative assignments.

     Mr. Litowitz does not hold any directorships with reporting companies in the United States. There are no family relationships between Mr. Litowitz and the directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers. During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is to be a party, in which Mr. Litowitz (or any member of his immediate family) had or is to have a direct or indirect material interest.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Letter Agreement, dated September 17, 2007 between the Company and Lawrence R. Litowitz.

10.2	Permanent Engagement Resources Agreement, dated September 17, 2007, between the Company and Tatum, LLC.

99.1	Press Release of the Company, dated September 18, 2007.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:September 21, 2007	SILVERSTAR HOLDINGS, LTD.

By: _/s/ Clive Kabatznik________
Name: Clive Kabatznik
Title: Chief Executive Officer